Exhibit 99.1

News Release

Media Contact: Jared Maxwell Investor Contact: Nathan Smith
(801) 505-5027 (801) 505-5067
jmaxwell@myriad.com nathan.smith@myriad.com

Myriad Genetics Signs Definitive Agreement to Sell
Myriad RBM to Q2 Solutions

SALT LAKE CITY, May 24, 2021 – Myriad Genetics, Inc. (NASDAQ: MYGN), a leader in genetic testing and precision medicine, today announced it has signed a definitive agreement to sell Myriad RBM, Inc. to Q2 Solutions, a leading global clinical trial laboratory services organization, and a wholly owned subsidiary of IQVIA. Q2 Solutions provides comprehensive testing, project management, supply chain, biorepository, biospecimen and consent tracking solutions. Myriad RBM, which specializes in contract research services for the pharmaceutical industry, will be added to the overall Q2 Solutions menu and offerings.
“Our agreement with Q2 Solutions provides a good home for Myriad RBM teammates, delivers strong value, and provides significant capital for future growth,” said Paul J. Diaz, president and CEO of Myriad Genetics. “The divestiture of Myriad RBM, along with other announced divestitures, allows us to accelerate the execution of our transformation plan and focus on advancing our core businesses in Women’s Health, Oncology and Mental Health.”
The deal is subject to customary closing conditions, and Myriad expects the transaction to close in the third calendar quarter.
Cowen is acting as exclusive financial advisor and Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. is acting as legal advisor to Myriad Genetics.

About Myriad Genetics
Myriad Genetics Inc. is a leading genetic testing and precision medicine company dedicated to advancing health and wellbeing for all, empowering individuals with vital genetic insights and enabling healthcare providers to better detect, treat and prevent disease. Myriad discovers and commercializes genetic tests that determine the risk of developing disease, accurately diagnose disease, assess the risk of disease progression, and guide treatment decisions across medical specialties where genetic testing can significantly improve patient care and lower healthcare costs. For more informatio, visit the Company's website: www.myriad.com.
Myriad, the Myriad logo, BART, BRACAnalysis, Colaris, Colaris AP, myPath, myRisk, Myriad myRisk, myRisk Hereditary Cancer, myChoice, myPlan, BRACAnalysis CDx, Tumor

BRACAnalysis CDx, myChoice CDx, Vectra, Prequel, Foresight, GeneSight, riskScore and Prolaris are trademarks or registered trademarks of Myriad Genetics, Inc. or its wholly owned subsidiaries in the United States and foreign countries. MYGN-F, MYGN-G.

Safe Harbor Statement
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements related to the divestiture of Myriad RBM, Inc. to Q2 Solutions; the expected closing of the transaction during the fiscal third quarter; the impact of the divestiture of Myriad RBM and Myriad’s other announced divestitures on Myriad’s execution, focus and opportunity for future growth; and the Company’s strategic directives under the caption "About Myriad Genetics." These "forward-looking statements" are based on management's current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by forward-looking statements. These risks and uncertainties include, but are not limited to: the risk that a condition to closing of the proposed transaction may not be satisfied; that either party may terminate the definitive agreement or that the closing of the proposed transaction may be delayed or not occur at all; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or consummation of the proposed transaction; diversion of management and employee time on transaction-related issues and completing the transaction; uncertainties associated with COVID-19, including its possible effects on our operations and the demand for our products and services; risks related to our ability to efficiently and flexibly manage our business amid uncertainties associated with COVID-19; the risk that sales and profit margins of our existing molecular diagnostic tests and pharmaceutical and clinical services may decline or that we may not be able to operate our business on a profitable basis; risks related to our ability to generate sufficient revenue from our existing product portfolio or in launching and commercializing new tests; risks related to changes in governmental or private insurers’ coverage and reimbursement levels for our tests or our ability to obtain reimbursement for our new tests at comparable levels to our existing tests; risks related to increased competition and the development of new competing tests and services; the risk that we may be unable to develop or achieve commercial success for additional molecular diagnostic tests and pharmaceutical and clinical services in a timely manner, or at all; the risk that we may not successfully develop new markets for our molecular diagnostic tests and pharmaceutical and clinical services, including our ability to successfully generate revenue outside the United States; the risk that licenses to the technology underlying our molecular diagnostic tests and pharmaceutical and clinical services tests and any future tests are terminated or cannot be maintained on satisfactory terms; risks related to delays or other problems with operating our laboratory testing facilities; risks related to public concern over genetic testing in general or our tests in particular; risks related to regulatory requirements or enforcement in the United States and foreign countries and changes in the structure of the healthcare system or healthcare payment systems; risks related to our ability to obtain new corporate collaborations or licenses and acquire new technologies or businesses on satisfactory terms, if at all; risks related to our ability to successfully integrate and derive benefits from any technologies or businesses that we license or acquire; risks related to our projections about the potential market opportunity for our products; the risk that we or our licensors may be unable to protect or that third parties will infringe the proprietary technologies underlying our tests; the risk of patent-infringement claims or challenges to the validity of our patents; risks related to changes in intellectual property laws covering our molecular diagnostic tests and pharmaceutical and clinical services, or patents or enforcement, in the United States and foreign countries; risks of new, changing and competitive technologies and regulations in the United States and internationally; the risk that we may be unable to comply with financial operating covenants under our credit or lending agreements; the risk that we will be unable to pay, when due, amounts due under our credit or lending agreements; and risks related to the material weakness identified in our internal control over financial reporting, including the impact thereof and our remediation plan; and other factors discussed under the heading "Risk Factors" contained in Item 1A of our Transition Report on Form 10-K for the six month transition period ended December 31, 2020, which has been filed with the Securities and Exchange Commission on March 16, 2021, as well as any updates to those risk factors filed from time to time in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. All information in this press release is as of the date of the release, and Myriad undertakes no duty to update this information unless required by law.###